UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762
(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Cash Compensation

On January 27, 2015, the Compensation Committee of the Board of Directors approved an increase in the cash element of compensation to be paid to our executive officers for the year ending December 31, 2015. The following table shows for each of our named executive officers his or her base salary and bonus payable if 100% of inContact’s 2015 performance targets are achieved.

Name and Position	Base Salary	Bonus
Paul Jarman (1) Chief Executive Officer	$350,000	$200,000
Gregory S. Ayers (1) EVP and Chief Financial Officer	$300,000	$110,000
William Robinson (2) EVP of Sales	$270,000	—
Mariann McDonagh (1) EVP and Chief Marketing Officer	$325,000	$105,000
Julian Critchfield (1) EVP and Chief Technology Officer	$315,000	$115,000

(1)	The details regarding the executive bonus plan for 2015 have not yet been determined.
(2)	Mr. Robinson’s cash bonus for 2015 will be tied directly to achieving sales targets. That arrangement has not yet been finalized.

Stock Option Grants

On January 27, 2015, the Compensation Committee of the Board of Directors approved grants of stock options to our executive officers under our 2008 Equity Incentive Plan, which was ratified by the Board of Directors. The following table sets forth certain information with respect to grants of common stock options to the named executive officers that received grants. Each of the stock options granted vests in four equal annual installments commencing one year after the date of grant and expire ten years from grant date.

Name and Position	Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)
Paul Jarman Chief Executive Officer	112,909	$9.05
Gregory S. Ayers EVP and Chief Financial Officer	56,455	$9.05
William Robinson EVP of Sales	56,455	$9.05
Mariann McDonagh EVP and Chief Marketing Officer	56,455	$9.05
Julian Critchfield EVP and Chief Technology Officer	56,455	$9.05

Restricted Stock Unit Awards

On January 27, 2015, the Compensation Committee of the Board of Directors approved granting of restricted stock units (“RSU”) to our executive officers under our 2008 Equity Incentive Plan, which was ratified by the Board of Directors. The following table sets forth certain information with respect to the RSUs granted to the named executive officers that received awards.

Name and Position	Number of RSUs	Grant Date Price of RSUs ($/Sh)
Paul Jarman Chief Executive Officer	55,249	$9.05
Gregory S. Ayers EVP and Chief Financial Officer	27,624	$9.05
William Robinson EVP of Sales	27,624	$9.05
Mariann McDonagh EVP and Chief Marketing Officer	27,624	$9.05
Julian Critchfield EVP and Chief Technology Officer	27,624	$9.05

One-quarter of the RSUs granted to each person vests in four equal annual installments commencing one year after the date of grant. The common shares underlying the RSUs are issued as vesting occurs, so the recipients do not have voting or dividend rights with respect to any common shares underlying the RSUs until vested. The recipients cannot sell or transfer the RSUs or any interest therein, except by will or by the laws of descent and distribution. If a recipient’s service with inContact is terminated because of his or her resignation or due to “Just Cause,” as defined in the Change in Control Severance Compensation Policy adopted by inContact in August 2011, any common shares underlying the RSUs that have not vested will expire and be forfeited for no cash or other consideration. In the event of termination without Just Cause (including death or disability) or a “Change in Control” as defined in the Change in Control Severance Compensation Policy, vesting of all unvested common shares underlying the RSUs will accelerate, so that common shares are fully vested as of the date immediately prior to the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: February 2, 2015	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

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